Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com
November 19, 2010
El Paso Pipeline Partners, L.P.
El Paso Pipeline Partners Operating Company, L.L.C.
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Guarantor”), and El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of the Guarantor (the “Issuer”), in connection with the public offering of $375,000,000 aggregate principal amount of the Issuer’s 4.10% senior notes due 2015 (the “2015 Notes”) and $375,000,000 aggregate principal amount of the Issuer’s 7.50% senior notes due 2040 (the “2040 Notes” and together with the 2015 Notes, the “Notes”). The Notes are being issued under an Indenture dated as of March 30, 2010 (the “Base Indenture”) between the Issuer and HSBC Bank USA, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture thereto dated as of November 19, 2010 (the “Supplemental Indenture”), among the Issuer, the Guarantor and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referenced herein as the “Indenture.” The Notes are being guaranteed by the Guarantor pursuant to the guarantee included in the Indenture (the “Guarantee”), and are being sold by the Issuer to several underwriters pursuant to an Underwriting Agreement dated as of November 16, 2010 (the “Underwriting Agreement”) among (i) the Issuer, (ii) the Guarantor and (iii) RBS Securities Inc. (“RBS”), BNP Paribas Securities Corp. (“BNP”), Deutsche Bank Securities Inc. (“Deutsche Bank”), J.P. Morgan Securities LLC (“J.P. Morgan”) and each of the other underwriters named therein for whom RBS, BNP, Deutsche Bank and J.P. Morgan are acting as representatives. The Issuer and the Guarantor are referred to collectively herein as the “Obligors.”
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
     In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

El Paso Pipeline Partners, L.P.
El Paso Pipeline Partners Operating Company, L.L.C.
November 19, 2010

     (i) the registration statement on Form S-3 ASR (Registration No. 333-165679) filed by the Obligors with the Securities and Exchange Commission (the “SEC”) on March 25, 2010 (such registration statement, including the form of prospectus included therein and the documents incorporated by reference therein, being referred to herein as the “Registration Statement”);
     (ii) the prospectus dated March 25, 2010, included in the Registration Statement, relating to the offering from time to time of certain securities of the Issuer and certain securities of the Guarantor (the “Base Prospectus”);
     (iii) the preliminary prospectus supplement dated November 16, 2010, relating to the Notes, in the form filed on November 16, 2010 with the SEC, pursuant to Rule 424(b)(3) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Preliminary Prospectus”);
     (iv) the term sheet dated November 16, 2010 relating to the Notes, filed on November 16, 2010 with the SEC as a free writing prospectus, pursuant to Rules 164 and 433 under the Securities Act;
     (v) the prospectus supplement dated November 16, 2010, relating to the Notes, in the form filed on November 17, 2010 with the SEC, pursuant to Rule 424(b)(5) under the Securities Act (such prospectus supplement, together with the Base Prospectus, being referred to herein as the “Prospectus”);
     (vi) the Underwriting Agreement;
     (vii) the Indenture;
     (viii) the form of the Notes attached to the Supplemental Indenture;
     (ix) the global note (the “2015 Global Note”) executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $375,000,000, representing the 2015 Notes purchased and sold pursuant to the Underwriting Agreement;
     (x) the global note (the “2040 Global Note”) executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $375,000,000, representing the 2040 Notes purchased and sold pursuant to the Underwriting Agreement;
     (xi) the Certificate of Limited Partnership of the Guarantor, and the Amended and Restated Agreement of Limited Partnership of the Guarantor, in each case as amended to date;
     (xii) the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company and the general partner of the Guarantor (the “Guarantor General Partner”), in each case as amended to date;

El Paso Pipeline Partners, L.P.
El Paso Pipeline Partners Operating Company, L.L.C.
November 19, 2010

     (xiii) resolutions of the Board of Directors of the Guarantor General Partner and resolutions of the Pricing Committee of the Board of Directors of the Guarantor General Partner certified by the Secretary of the Guarantor General Partner; and
     (xiv) the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Issuer, in each case as amended to date;
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Obligors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Obligors and others.
     We express no opinion other than as to the laws of the State of New York, as in effect and existing on the date hereof, that are normally applicable to transactions of the type contemplated by the Underwriting Agreement, the Indenture and the Notes.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Supplemental Indenture (in the form examined by us) has been duly executed and delivered by the Obligors and the Trustee in accordance with the terms of the Base Indenture, (ii) the 2015 Global Note (in the form examined by us) has been duly executed by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Underwriting Agreement and the Indenture and (iii) the 2040 Global Note (in the form examined by us) has been duly executed by the Issuer and authenticated by the Trustee in accordance with the terms of the Indenture and has been delivered in accordance with the terms of the Underwriting Agreement and the Indenture, the Notes will constitute valid and legally binding obligations of the Issuer, and the Guarantee will constitute a valid and legally binding obligation of the Guarantor.

El Paso Pipeline Partners, L.P.
El Paso Pipeline Partners Operating Company, L.L.C.
November 19, 2010

     Our opinion above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinion, insofar as it pertains to the choice of law provision of the Notes and the Indenture, is rendered solely in reliance upon New York General Obligations Law Section 5-1401, and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provision will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.
     In rendering the opinion expressed above with respect to the Notes, we have assumed that the form and terms of the Notes, the issuance, sale and delivery thereof by the Issuer, and the incurrence and performance by the Obligors of their respective obligations under the Indenture and the incurrence and performance of the Issuer’s obligations under the Notes, in each case, will comply with, and will not violate, any applicable order, judgment, decree or award, or any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, in each case, binding upon either of the Obligors, or to which the issuance, sale and delivery of the Notes or the Guarantee, or the incurrence and performance of such obligations, may be subject.
     We hereby consent to the filing of this opinion with the SEC as an exhibit to a Current Report of the Guarantor on Form 8-K and to the reference to this firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, as amended.
Very truly yours,
/s/ Andrews Kurth LLP